UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2018

RESOURCE APARTMENT REIT III, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 333-207740

Maryland (State or other jurisdiction of incorporation or organization)	47-4608249 (I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103 (Address of principal executive offices) (Zip code)

(215) 231-7050 (Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.    Entry into a Material Definitive Agreement.

The information in this Report set forth under Item 2.03 regarding the financing arrangements into which Resource Apartment REIT III, Inc. (the “Company”) entered is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On March 22, 2018, a wholly-owned subsidiary of the Company purchased a multifamily community located in Austell, Georgia (the “Property”) from an unaffiliated seller. The Property is an apartment community with 324 units and amenities, including a swimming pool, clubhouse, a fitness center, and a tennis court. The Property encompasses 348,981 rentable square feet. The Property was constructed in 1999 and is currently 93% leased.

The contract purchase price of the Property was $44.35 million, excluding closing costs. The Company funded the purchase price with proceeds from its ongoing public offering and proceeds from the mortgage loan discussed in Item 2.03 below. The Company believes that the Property is suitable for its intended purpose and adequately insured; however, the Company intends to make certain renovations to the unit interiors of the Property.

Item 2.03.    Creation of Direct Financial Obligation or an Obligation Under an Of-Balance Sheet Arrangement of Registrant.

On March 22, 2018, the Company, through a wholly owned subsidiary, entered into a seven-year secured mortgage loan with Berkadia Commercial Mortgage LLC, an unaffiliated lender, for borrowings of approximately $32.6 million secured by the Property (the “Property Mortgage Loan”). The Property Mortgage Loan matures on April 1, 2025. The Property Mortgage Loan bears interest at a rate of LIBOR plus 1.80%, with a maximum interest rate of 6.25%. Monthly payments are interest only for the first three years. Beginning on May 1, 2021, the Company will pay both principal and interest based on 30-year amortization. Any remaining principal balance and all accrued and unpaid interest and fees will be due at maturity. The Company may prepay the Property Mortgage Loan in full at any time: (1) after April 1, 2019 and until December 31, 2024 upon payment of a prepayment premium equal to 1% of the principal amount prepaid; and (2) after December 31, 2024 with no prepayment premium. The non-recourse carveouts under the loan documents for the Property Mortgage Loan are guaranteed by the Company.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before June 7, 2018, by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: March 22, 2018	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer